Exhibit 99.1

Terns Pharmaceuticals Reports Fourth Quarter and Full Year 2024 Financial Results and Corporate Updates

Dose expansion in Phase 1 CARDINAL trial of TERN-701 for chronic myeloid leukemia (CML) expected to initiate in 2Q25 with additional safety and efficacy data in 4Q25

First patient enrolled in Phase 2 FALCON trial of TERN-601 for obesity with 12-week data expected 4Q25

Cash, cash equivalents and marketable securities of $358 million, expected to provide runway into 2028

FOSTER CITY, Calif., March 20, 2025 (GLOBE NEWSWIRE) -- Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology and obesity, today reported financial results for the fourth quarter and full year ended December 31, 2024, and provided corporate updates.

“2024 was a year of significant clinical progress across our lead pipeline programs that was highlighted by two compelling data readouts, which underscore the best-in-class potential of both TERN-701 in CML and TERN-601 in obesity,” said Amy Burroughs, chief executive officer of Terns. “We look forward to building on this positive momentum in 2025, as we prepare to initiate the dose expansion portion of the TERN-701 CARDINAL trial in the second quarter of 2025, with additional data expected in the fourth quarter of 2025. Additionally, we are pleased to announce that the first patient has been enrolled in the FALCON trial of TERN-601, with 12-week data also expected in the fourth quarter. We continue to operate from a position of strength and remain well-funded through significant, near-term clinical data readouts.”

Recent Pipeline Developments and Anticipated Milestones

TERN-701: Oral, allosteric BCR-ABL tyrosine kinase inhibitor (TKI) for chronic myeloid leukemia (CML)

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Dose escalation in Phase 1 CARDINAL study completed in January 2025
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Terns previously announced positive interim data from the Phase 1 CARDINAL trial of TERN-701, demonstrating:
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Compelling molecular responses starting at the lowest dose in heavily pre-treated CML patients with high baseline BCR-ABL transcript levels
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Encouraging safety profile with no dose limiting toxicities, adverse event-related treatment discontinuations or dose reductions across all dose escalation cohorts
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Positive data on drug-drug interactions (DDI) from the ongoing healthy volunteer study demonstrate that TERN-701 is not a clinically relevant inhibitor of CYP3A4 or OATP1B1/3
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Results support dosing of TERN-701 with common concomitant medications and represent a key safety differentiation within the allosteric TKI class
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Terns expects to publish DDI data at a future scientific conference
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The dose expansion portion of the Phase 1 CARDINAL study is expected to initiate in the second quarter of 2025 with additional safety and efficacy data expected in the fourth quarter of 2025
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Data expected to include a larger cohort of patients with longer durations of treatment and read through to approval endpoint of 6-month major molecular response (MMR)

TERN-601: Oral, small-molecule glucagon-like peptide-1 (GLP-1) receptor agonist for obesity

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The FALCON Phase 2 clinical trial enrolled its first patient in March 2025, with 12-week data expected in the fourth quarter of 2025
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U.S.-based, multicenter, randomized, double-blind, placebo-controlled trial to evaluate the efficacy and safety of TERN-601
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Once-daily dosing without regard to food in adults with overweight or obesity, without diabetes (BMI ranges from ≥30 to <50 kg/m2 or ≥27 to <30 kg/m2 with at least one weight-related comorbidity)
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Patients randomized to one of four active cohorts (n=30 per cohort): 250 mg, 500 mg, 500 mg slow titration, 750 mg or placebo
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Primary endpoint is percent change from baseline in body weight compared to placebo over 12 weeks
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Secondary endpoints include safety, tolerability and proportion of patients achieving 5% weight loss or greater

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Doses and titration schema for Phase 2 were selected based on positive results from the Phase 1 trial, announced in September 2024, which demonstrated weight loss over 28-days up to 5.5% and favorable safety and tolerability despite rapid dose titration every three days
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Phase 2 titration will range between two to four weeks at each intermediate dose before achieving the target dose
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Titration design features the fewest steps and lowest fold change to target dose amongst leading oral, small-molecule GLP-1R agonists in a 12-week study
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Slower titration aims to achieve competitive 12-week weight loss, best-in-class tolerability and simplest titration amongst the oral, small-molecule class

TERN-501: Oral, thyroid hormone receptor-beta (THR-β) agonist

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Terns continues to evaluate opportunities for TERN-501 in metabolic diseases
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Based on non-clinical studies, THR-β is a complementary mechanism to GLP-1, potentially providing broader metabolic and liver benefits in addition to increased weight loss

TERN-800 Series: Oral, small-molecule glucose-dependent insulinotropic polypeptide receptor (GIPR) modulators

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Discovery efforts are ongoing for small molecule GIPR modulators for obesity, which have the potential for combination with GLP-1 receptor agonists, such as TERN-601
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Terns is prioritizing its discovery efforts on nominating a GIPR antagonist development candidate based on in-house discoveries and growing scientific rationale supporting the potential of GLP-1 agonist/GIPR antagonist combinations for obesity

Corporate Updates

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In February 2025, Terns appointed Andrew Gengos, a seasoned public company CFO with 25 years of leadership experience in the biotechnology industry, as chief financial officer of Terns
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In February 2025, Terns appointed Robert Azelby, an experienced biotechnology CEO with more than 25 years of strategic, operational and commercial expertise, to its board of directors
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In November 2024, Terns appointed Heather Turner, former CEO of Carmot Therapeutics, Inc., to its board of directors

Fourth Quarter and Full Year 2024 Financial Results

Cash Position: As of December 31, 2024, cash, cash equivalents and marketable securities were $358.2 million, as compared with $263.4 million as of December 31, 2023. Based on its current operating plan, Terns expects these funds will be sufficient to support its planned operating expenses into 2028.

Research and Development (R&D) Expenses: R&D expenses were $18.0 million and $70.1 million for the quarter and year ended December 31, 2024, respectively, as compared with $17.5 million and $63.5 million for the quarter and year ended December 31, 2023, respectively.

General and Administrative (G&A) Expenses: G&A expenses were $7.9 million and $31.8 million for the quarter and year ended December 31, 2024, respectively, as compared with $6.6 million and $39.1 million for the quarter and year ended December 31, 2023, respectively.

Net Loss: Net loss was $21.8 million and $88.9 million for the quarter and year ended December 31, 2024, respectively, as compared with $21.0 million and $90.2 million for the quarter and year ended December 31, 2023, respectively.

Financial Tables

Terns Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(Unaudited; in thousands except share and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating expenses:
Research and development	$18,004	$17,459	$70,112	$63,497
General and administrative	7,945	6,599	31,759	39,061
Total operating expenses	25,949	24,058	101,871	102,558
Loss from operations	(25,949)	(24,058)	(101,871)	(102,558)
Interest income	4,143	3,333	13,289	12,901
Other income (expense), net	47	(245)	(11)	(314)
Loss before income taxes	(21,759)	(20,970)	(88,593)	(89,971)
Income tax expense	(40)	(49)	(260)	(239)
Net loss	$(21,799)	$(21,019)	$(88,853)	$(90,210)

Net loss per share, basic and diluted	$(0.24)	$(0.29)	$(1.12)	$(1.27)
Weighted average common stock outstanding, basic and diluted	91,240,700	72,333,196	79,507,474	71,259,239

Terns Pharmaceuticals, Inc.

Selected Balance Sheet Data

(Unaudited; in thousands)

	December 31, 2024	December 31, 2023
Cash, cash equivalents and marketable securities	$358,164	$263,440
Total assets	363,929	268,517
Total liabilities	18,059	13,150
Total stockholders’ equity	345,870	255,367

About Terns Pharmaceuticals

Terns Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology and obesity. Terns’ pipeline contains three clinical stage development programs including an allosteric BCR-ABL inhibitor, a small-molecule GLP-1 receptor agonist, a THR-β agonist, and a preclinical GIPR modulator discovery effort, prioritizing a GIPR antagonist nomination candidate. For more information, please visit: www.ternspharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about the Company within the meaning of the federal securities laws, including those related to expectations, timing and potential results of the clinical trials and other development activities of the Company and its partners; the potential indications to be targeted by the Company with its small-molecule product candidates; the therapeutic potential of the Company’s small-molecule product candidates; the potential for the mechanisms of action of the Company’s product candidates to be therapeutic targets for their targeted indications; the potential utility and progress of the Company’s product candidates in their targeted indications, including the clinical utility of the data from and the endpoints used in the Company’s clinical trials; the Company’s clinical development plans and activities, including the results of any interactions with regulatory authorities on its programs; the Company’s expectations regarding the profile of its product candidates, including efficacy, tolerability, safety, metabolic stability and pharmacokinetic profile and potential differentiation as compared to other products or product candidates; the Company’s plans for and ability to continue to execute on its current development strategy, including potential combinations involving multiple product candidates; the potential commercialization of the Company’s product candidates; the Company’s plans and expectations around the addition of key personnel; and the Company’s expectations with regard to its cash runway and sufficiency of its cash resources. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, future trial results, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress, results and utility of the Company’s current and future research and development activities and preclinical studies and clinical trials. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2024. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

Investors

Justin Ng

investors@ternspharma.com

Media

Jenna Urban

CG Life

media@ternspharma.com